Exhibit 99.1

PRESS RELEASE

Financial Contact:	Media Contact:
Robert Milligan	Kristen Armstrong
Chief Financial Officer	Executive Assistant to the CEO
Healthcare Trust of America, Inc.	Healthcare Trust of America, Inc.
480.998.3478	480.998.3478
RobertMilligan@htareit.com	KristenArmstrong@htareit.com

Healthcare Trust of America Increases Credit Facility to $1.1 Billion

SCOTTSDALE, AZ, November 20, 2014 – Healthcare Trust of America, Inc. (NYSE:HTA) announced today that it had closed a new $1.1 billion senior unsecured credit facility (the “Credit Facility”). The Credit Facility consists of a $800 million, 5-year revolving credit facility (the “Revolver”) and a $300 million term loan (the “Term Loan”). The Credit Facility refinances the existing $950 million credit facility and will lower HTA’s borrowing costs and extend maturities.

The Revolver will mature in January 2020. The Term Loan will mature in January 2019 and can be extended for up to 1 year. Based on HTA’s current investment grade ratings, the Revolver will initially be priced at LIBOR plus 125bps, inclusive of a 20bps facility fee, and the Term Loan will be initially priced at LIBOR plus 115 bps.

J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, and U.S. Bank National Association served as Joint Lead Arrangers with JP Morgan Chase Bank, N.A. serving as the Administrative Agent. Wells Fargo Bank, N.A. and U.S. Bank National Association served as Syndication Agents. Bank of Montreal, PNC Bank, The Bank of Nova Scotia, and The Bank of Tokyo-Mitsubishi UFJ, Ltd. served as documentation agents. Capital One, N.A., Compass Bank, Fifth Third Bank, Regions Bank, Mizuho Bank, Ltd., Branch Banking & Trust Company and City National Bank also participated.

“The expanded Credit Facility represents HTA’s commitment to maintaining a strong and flexible balance sheet. It increases liquidity, lowers pricing, and extends maturities,” stated Robert A. Milligan, Chief Financial Officer at HTA. “We are appreciative of our banking relationships and are proud to expand our relationship with these quality financial institutions.”

About Healthcare Trust of America, Inc.

Healthcare Trust of America, Inc. (NYSE:HTA), a publicly traded real estate investment trust, is a full-service real estate company focused on acquiring, owning and operating high-quality medical office buildings that are predominantly located on or aligned with campuses of nationally or regionally recognized healthcare systems in the U.S. Since its formation in 2006, HTA has invested approximately $3.3 billion to build a portfolio of properties that is comprised of approximately 14.6 million square feet of gross leasable area located in 27 states. It operates its properties through regional offices in Scottsdale, Albany, Atlanta, Boston, Charleston, Dallas, Indianapolis, Miami and Pittsburgh.

For more information on Healthcare Trust of America, Inc., please visit www.htareit.com.

FORWARD-LOOKING LANGUAGE

This press release contains certain forward-looking statements. Forward-looking statements are based on current expectations, plans, estimates, assumptions and beliefs, including expectations, plans, estimates, assumptions and beliefs about HTA, stockholder value and earnings growth.

The forward-looking statements included in this press release are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond HTA’s control. Although HTA believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, HTA’s actual results and performance could differ materially and in adverse ways from those set forth in the forward-looking statements. Factors which could have a material adverse effect on HTA’s operations and future prospects include, but are not limited to:

•	changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market;

•	competition for acquisition of medical office buildings and other facilities that serve the healthcare industry;

•	economic fluctuations in certain states in which HTA’s property investments are geographically concentrated;

•	retention of HTA’s senior management team;

•	financial stability and solvency of HTA’s tenants;

•	supply and demand for operating properties in the market areas in which HTA operates;

•	HTA’s ability to acquire real properties, and to successfully operate those properties once acquired;

•	changes in property taxes;

•	legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry;

•	fluctuations in reimbursements from third party payors such as Medicare and Medicaid;

•	delays in liquidating defaulted mortgage loan investments;

•	changes in interest rates;

•	the availability of capital and financing;

•	restrictive covenants in HTA’s credit facilities;

•	changes in HTA’s credit ratings;

•	HTA’s ability to remain qualified as a REIT;

•	changes in accounting principles generally accepted in the United States of America, policies and guidelines applicable to REITs; and

•	the risk factors set forth in HTA’s 2013 Annual Report on Form 10-K for the year ended December 31, 2013 and in HTA’s Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date made. Except as otherwise required by the federal securities laws, HTA undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this press release or that may be made elsewhere from time to time by, or on behalf of, HTA.